                                                                    EXHIBIT 10.4

                           ASSET PURCHASE AGREEMENT
                           ------------------------

     This ASSET PURCHASE AGREEMENT, dated as of March 24, 1997, is entered into by and between AFC ENTERPRISES, INC., a Minnesota corporation ("Seller" or "AFC"), and ATLANTA FRANCHISE DEVELOPMENT COMPANY, LLC, a Delaware limited liability company ("Purchaser").

          WHEREAS, Seller is engaged, in part, in the business of franchising, owning and operating Churchs Chicken Restaurants;

          WHEREAS, Seller desires to sell and/or lease, and Purchaser desires to purchase and/or lease, one hundred (100) Churchs Chicken Restaurants (collectively, the "Restaurants" and singularly, a "Restaurant") currently owned and operated by Seller and listed on Exhibit "A" hereto; and
                                     -----------

          WHEREAS, Seller desires to sell and/or lease, and Purchaser desires to purchase and/or lease, the Assets, as defined herein;

          NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                   ARTICLE 1

                               PURCHASE AND SALE

     1.1 AGREEMENT TO SELL. On the Closing Date (as defined in Section 2.1),
         -----------------
upon and subject to the terms and conditions of this Agreement, Seller shall either: (a) except as provided in Article 9, grant, sell, assign, transfer and deliver to Purchaser, all right, title and interest of Seller in and to all of the Assets, as defined below, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (except Permitted Liens as defined in Section 3.1.13), or (b) to the extent provided in Article 9, lease to Purchaser certain of the Assets.

          1.1.1 INCLUDED ASSETS. The "Assets" shall include the following
                ---------------
assets, properties and rights of Seller used in the operation of the
Restaurants:

               (a) all assets listed on the asset ledger for each Restaurant, as set forth on Schedule 1.1.1(a) to be provided by Seller at Closing;
                     -----------------

               (b) all the land, structures, improvements and fixtures and all rights of way, uses, licenses, easements, and appurtenances appertaining thereto, including, but not limited to, eighty-six (86) owned parcels of land and buildings associated with the Restaurants and fourteen
     (14) leaseholds of land and buildings associated with the Restaurants, as set forth on

     Schedule 1.1.1(b) attached hereto, but subject to the provisions of Article
     -----------------
     9 regarding LPUR, as defined therein;

               (c) except to the extent included in the POS System Agreement (as defined in Section 5.2.6), all machinery, restaurant equipment, appliances, utensils, furniture, furnishings, fixtures, signage, uniforms, office, advertising and other supplies, leasehold improvements, goods, equipment and other tangible personal property, including, but not limited to, all equipment leases (including menu-board and fountain equipment leases) used at, in or on the Restaurants and located at the Restaurants on the Closing Date, excluding motor vehicles;

               (d) all cash on hand, held by or for the Restaurants as of the Closing Date (the "Cash on Hand");

               (e) all prepaid items, deposits, unbilled costs and fees, and accounts, notes and other receivables as of the Closing Date, if any, which items shall be prorated as set forth in Section 1.3.1;

               (f) all unadulterated, edible and merchantable food and beverage inventories located in the Restaurants as of the Closing Date (collectively, the "Inventories");

               (g) subject to Section 2.3 and to the extent permitted by applicable law, all rights under the written or oral contracts identified on Schedule 1.1.1(g) (collectively, the "Contracts");
        -----------------

               (h) subject to Section 2.3 and to the extent permitted by applicable law and to the extent transferable, all rights under any Authorization (as defined in Section 3.1.13) that constitutes or relates to or affects exclusively the Restaurants or the Assets;

               (i) all rights or choses in action arising out of occurrences before or after the Closing excluding insurance claims or refunds, including without limitation, all rights under express or implied warranties relating to the Assets and any noncompetition agreements with current or former employees relating to the Restaurants (which shall exclude employees of Seller operating other than from the Restaurant locations); and

               (j) all Records, as hereinafter defined in Section 7.3;

     1.2  AGREEMENT TO PURCHASE. On the Closing Date, Purchaser shall purchase
          ---------------------
and/or lease the Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, in consideration of the Purchase Price (hereinafter defined in Section 1.3 hereof). In addition, Purchaser shall assume on the Closing Date and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller only to the extent and as provided in Section 1.4 of this Agreement.

     1.3  THE PURCHASE PRICE; FRANCHISE FEES; DEVELOPMENT FEES
          ----------------------------------------------------

     1.3.1  PURCHASE PRICE. The Purchase Price (as adjusted as provided by this
            --------------
Agreement, the "Purchase Price") for the Assets shall be an amount equal to:

            (a)  SIXTEEN MILLION THREE HUNDRED THOUSAND DOLLARS
     ($16,300,000.00), plus
                       ----

            (b)  Seller's actual cost of the Inventories; plus
                                                          ----

            (c)  An amount equal to Cash on Hand; plus
                                                  ----

            (d)  Amounts due pursuant to the POS System Agreement; plus
                                                                   ----

            (e)  The Warrant defined in Section 1.3.4(b); plus
                                                          ----

            (f)  The Assumed Liabilities defined in Section 1.4.1.

     The Purchase Price shall be subject to adjustment at Closing in accordance with Article 9. All items of expense or income directly relating to the Assets and the operations of the Restaurants shall be prorated between Seller and Purchaser as of the Closing Date. Items to be prorated shall include, without limitation, real and personal property taxes, rents (including percentage rents) and other prepaid items (including deposits). Prorations will be on a dollar-for-dollar basis. Any prorations not determinable as of the Closing Date shall be prorated on the basis of the most current information available at Closing; provided, however, Seller and Purchaser agree that, after the Closing Date, upon presentation of confirmation of overpayment or underpayment based on such estimate, the party that has received the benefit of such overpayment will reimburse the other party as soon as possible. Each party hereto agrees to furnish the other party with any documents or records in such party's possession that may be needed for the other party to confirm the adjustment and prorations in this Section 1.3.1. The component of the Purchase Price under subparts (b) and (c) of this Section shall be determined from Seller's business records and Seller shall not be obligated to participate in a physical accounting of such items. If the parties are unable to have a complete list of the Inventories and the Cash-on-Hand as of the Closing Date, any such amounts unaccounted for shall be promptly counted and paid for by the Purchaser as soon as possible (but in no event more than 30 days) after the Closing Date.

          1.3.2 FRANCHISE FEES. At the Closing, Purchaser shall pay to Seller
                --------------
for the franchise rights to operate the Restaurants, franchise fees ("Franchise Fees") in the aggregate amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), and Seller and Purchaser shall enter into Franchise Agreements in the form attached hereto as Exhibit "B" (the "Franchise Agreements") with
                            -----------
respect to each Restaurant; provided, however, the Franchise Agreements shall specify that the royalty rates to be paid by Purchaser thereunder shall be four and one-half percent (4-1/2%) of gross sales for years of operation one (1) and two (2), five and one-half percent (5-1/2%) for years of operation three (3) and four (4), and five percent (5%) thereafter throughout the remainder of the term, and that the initial term of the Franchise Agreements shall be twenty (20) years with an option in the Purchaser to extend such initial term by an additional term of ten (10) years, and the Franchise Agreements shall specify
(i) that, for so long as AFC has agreed that its fountain drink concessions shall exclusively offer Coca Cola products (or other products from time to time selected by AFC), Purchaser shall do the same; (ii) that royalty and related payments shall be made by direct electronic payment; and (iii) that when it is adopted the franchisee will benefit, as will all Churchs' franchisees, from the impact policy currently being negotiated by the Seller and the Churchs' Independent Franchisee Association ("CIFA "). Any conflict between the terms of this Agreement and of the Franchise Agreements shall be governed by the Franchise Agreements.

          1.3.3  DEVELOPMENT AGREEMENT AND DEVELOPMENT FEES. Purchaser and
                 ------------------------------------------
Seller shall at the Closing enter into one or more Development Agreements in the form attached hereto as Exhibit "C" (the "Development Agreements"), and
                        -----------
Purchaser shall pay to Seller development fees ("Development Fees") in the aggregate amount of ONE MILLION DOLLARS ($1,000,000), for the rights to develop one hundred (100) additional restaurants upon the terms set forth in the Development Agreements.

          1.3.4  PAYMENT OF PURCHASE PRICE AND FRANCHISE FEES. At the Closing,
                 --------------------------------------------
Purchaser shall deliver to Seller, in payment of the Purchase Price, Development Fees and the Franchise Fees, the following (hereinafter, such payment of the Purchase Price, Development Fees and the Franchise Fees, being referred to collectively as the "Closing Payment"):

                 (a) NINETEEN MILLION EIGHT HUNDRED THOUSAND DOLLARS ($19,800,000.00), plus or minus any adjustments pursuant to Section 1.3.1,
                       ----    -----
     in immediately available funds to such account as Seller shall designate; plus
     ----

                 (b) Purchaser shall deliver to Seller a warrant in the form attached hereto as Exhibit "D" (the "Warrant") to purchase a five percent
                        -----------
     (5%) interest in Purchaser on a fully-diluted basis at the time of exercise, exercisable at any time and from time to time prior to the tenth anniversary of the Closing Date. Such Warrant shall set forth mutually acceptable provisions for registration of the equity underlying such Warrant if Purchaser registers its equity in a public offering. Seller and Purchaser shall enter into, or the Warrant or the Operating Agreement (as defined in Section 3.2.1) shall contain, a Right of First Refusal Agreement mutually acceptable to the parties hereto (the "Right of First Refusal Agreement"), providing that Purchaser shall have a right of first refusal if Seller wishes to transfer or assign any membership interest in Purchaser.

          1.3.5  ALLOCATION OF PURCHASE PRICE. The total consideration for the
                 ----------------------------
Assets, consisting of the Purchase Price and the liabilities assumed by Purchaser in accordance with Section 1.4 hereof and any non-recourse liabilities to which any Assets are subject, shall be allocated among the Assets as set forth on Schedule 1.3.5 hereto. Seller and Purchaser each hereby covenant and
         --------------
agree that each will not take a position on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the terms of said schedule.

          1.4  ASSUMPTION OF LIABILITIES. At the Closing and except as otherwise
               -------------------------
specifically provided in this Section 1.4, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the liabilities and obligations of Seller set forth in Section 1.4.1 (hereinafter "Assumed Liabilities"):

               1.4.1  ASSUMED LIABILITIES. The Assumed Liabilities shall be as
                      -------------------
follows:

                      (a) all liabilities and obligations of Seller related to owning or operating each Restaurant occurring after the Closing Date, excluding, however, those set forth in Schedule 1.4.2 hereto;
                                            --------------

                      (b) all liabilities and obligations of Seller under the Contracts that arise or are attributable to events occurring after the Closing Date.

               1.4.2  EXCLUDED LIABILITIES. All claims against and liabilities
                      --------------------
and obligations of Seller not specifically assumed by Purchaser pursuant to
Section 1.4.1 (the "Excluded Liabilities"), including, without limitation, the following claims and liabilities of Seller, are excluded, and shall not be assumed or discharged by Purchaser:

                      (a) any liabilities or obligations relating to contracts or discount coupons for food purchases which Purchaser elects to not recognize and that are not specifically assumed at the Closing or prior to the Closing Date;

                      (b) any liabilities or obligations arising out of and to the extent attributable to any breach by Seller of any provision of any Contract or other commitment of Seller of which Seller or the counterparty to such contract has not advised Purchaser prior to Closing;

                      (c) any liabilities or obligations for which Purchaser is indemnified by Seller under Article 9 or any of the FPUR Leases (as defined in Article 9), or any liabilities or obligations arising solely from an environmental condition existing at any of the Restaurants prior to the Closing Date;

                      (d) any claim, whether or not asserted, for injury to person or property existing prior to the Closing Date, except as provided in Section 4.1.12;

                      (e) except as expressly set forth in Section 7.1 hereof or the 401(k) Transfer Agreement (as defined in Section 7.2), any liability or obligation of Seller arising prior to the Closing Date or as a result of the Closing to any employees, agents or independent contractors of Seller (except as may be set forth in the Contracts), whether or not employed by Purchaser after the Closing, including, without limitation, any liabilities for accrued and unpaid wages, salaries, bonuses, commissions, sick leave, vacation time or compensated time off owing by Seller to its employees or pursuant to any compensation, collective bargaining, pension, retirement, severance, termination or other benefit plans (including, without limitation, any Employee Plans (as defined in Section 3.1.22(b) hereof)) or under any other similar arrangement or practice or any federal, state or municipal law.

                      (f) except to the extent prorated under Section 1.3.1, any liabilities or obligations of Seller for any taxes arising prior to the Closing Date or attributable to the possession, ownership or operation of the Restaurants prior to the Closing Date or arising from the sale of the Assets under this Agreement (including, without limitation, any liability or obligation for any federal, state or local income or other tax payable with respect to the Seller or any of its affiliates or for real estate taxes attributable to the Real Property prior to the Closing Date);

                    (g) any liabilities or obligations for or related to indebtedness of Seller to banks, financial institutions, or other person or entities, except as provided in Section 1.4.1;

                    (h) any liabilities or obligations for retrospective or similar insurance premium adjustments;

                    (i)  any of the liabilities or obligations listed on
     Schedule 1,4,2 attached hereto;
     --------------

                    (j) except to the extent provided otherwise under this Agreement, any other liabilities or obligations of Seller that are attributable to or arise from facts, events, or conditions that occurred or came into existence prior to the Closing Date; and

                    (k) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and fees and expenses of counsel, accountants, other experts or anyone else employed by Seller with respect to these transactions.

                                   ARTICLE 2
                                    CLOSING

     2.1  CLOSING AND CLOSING DATE. The closing (the "Closing") of the sale and
          ------------------------
purchase of the Assets shall take place at 10:00 A.M., local time, on March 23,1997, or at such other time and at such place in the Atlanta, Georgia metropolitan area as may be mutually agreed upon in writing by Purchaser and Seller. The effective date of the Closing (the "Closing Date") shall be that local time when each Restaurant regularly opens for business in the morning hours of March 24, 1997, after it has closed out business from March 23, 1997.

     2.2  ITEMS TO BE DELIVERED AT CLOSING. At the Closing and subject to the
          --------------------------------
terms and conditions herein contained:

               (a) Subject to Section 2.3, Seller shall deliver to Purchaser the following:

                    (i) such special warranty deeds (which shall include Seller's standard restrictive covenants which generally prohibit the use of the property for the operation of a fast food restaurant where 20% or more of annual gross sales are generated from bone-in fried chicken except for a fast food restaurant operated under a franchise agreement with Seller) and bills of sale with special warranty and other instruments of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, and vest in, Purchaser all of Seller's right, title and interest in and to the Assets; and
                                                                   ---

                    (ii) such assignments (or subleases on forms substantially similar to those forms used for the FPUR Leases, as defined in Section 9.3.2) of Leases (as defined in Section 3.1.21(c) and equipment leases and such other instruments of transfer or assignment, or evidence of consent as may be necessary to evidence or perfect the transfer of the Assets, in each case free and clear of all liens, security interests, claims, charges or encumbrances (except for Permitted Liens);

and simultaneously with such delivery, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets on the Closing Date.

               (b)  Purchaser shall deliver to Seller the following:

                    (i)  the Closing Payment; and

                    (ii) an undertaking whereby Purchaser will assume and agree to pay, discharge or perform, as appropriate, the Assumed Liabilities in form reasonably satisfactory to Seller and its counsel; and

               (c) Seller and Purchaser shall enter into the following documents (the "Additional Documents"):

                    (i) the Franchise Agreements referred to in Section 1.3.2, together with the Re-Imaging Schedules (as defined in Section 5.2.8) to the Franchise Agreements;

                    (ii) the Development Agreement(s) referred to in Section 1.3.3;

                    (iii) the Warrant and the Right of First Refusal Agreement (if any) referred to in Section 1.3.4(b);

                    (iv)  the POS System Agreement referred to in Section 5.2.6;

                    (v)   the FPUR Leases contemplated by Section 9.3.2;

                    (vi) the 401(k) Transfer Agreement referred to in Section 7.2; and

                    (vii) such other documents as are legally required, necessary or customary and appropriate such as, by way of illustration but not limitation, non-foreign certificates of Purchaser, seller's affidavits of Seller, closing statements and similar documents.

               (d) The parries hereto shall also deliver to each other the agreements, opinions, certificates, documents, instruments and further assurances referred to in Article 5 hereof.

     2.3  THIRD PARTY CONSENTS. To the extent that Seller's rights under any
          --------------------
agreement, contract, commitment, lease, Authorization or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible; provided, however, (i) Seller shall not be required to make an additional payment or incur any obligation to any third party (other than as provided in Section 8.3 hereof) in order to obtain such consent, and (ii) Seller shall not make any agreement or reach any understanding not approved in writing by Purchaser as a condition for obtaining any such consent. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset in question so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser subject, in any such case, to the provisos contained in the preceding sentence. To the extent the assignment by Seller of Seller's interest in any Real Property (as defined in Section 3.1.21) being leased by Seller requires the consent of Seller's landlord which Seller has not obtained, Seller may sublease such Real Property to Purchaser in a manner so as to achieve the intent and purpose of this Section
2.3 where such sublease transaction does not similarly require such a consent which has not been obtained (any such landlord's consent referred to in this sentence is referred to in this Agreement as a "Landlord's Consent").

     2.4  FURTHER ASSURANCES AND COOPERATION POST-CLOSING. Seller and Purchaser
          -----------------------------------------------
from time to time after the Closing (but without obligation separate from the obligations expressly provided by this Agreement), will execute, acknowledge and deliver to the other such instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as either party, such party's counsel or Purchaser's title insurance company may reasonably request with respect to the assignment, transfer and delivery of the Assets, the obtaining of any consents that are a condition precedent to the obligations of the parties (unless expressly waived in writing by the other party) in order to close the transaction contemplated herein, and the consummation in full of the transactions provided for herein.

     2.5  BULK SALES LAW. Purchaser waives compliance with any applicable "bulk
          --------------
sales law" or similar law by Seller, and Seller shall indemnify and hold Purchaser harmless against any liability under any such law and any losses resulting from non-compliance therewith or Seller's application of the proceeds of the transactions contemplated by this Agreement.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

     3.1  REPRESENTATIONS AND WARRANTIES OF THE SELLER. As used in this Article
          --------------------------------------------
3, "Knowledge" of Seller shall be deemed to be the actual knowledge of the individuals listed on Schedule 3.1 attached hereto, without inquiry. The term
                      ------------
"Knowledge" shall be deemed to encompass those matters expressly contained in any written communication addressed to and personally received by any one or more of the individuals listed on Schedule 3.1 between December 1, 1996 and the date of Closing. In addition, Seller and Purchaser acknowledge that in the months preceding the execution of this Agreement, the Purchaser has had ongoing contact with a number of Seller's employees that work in the Restaurants, or who supervise one or more of the Restaurants. In connection therewith, many of these individuals may have been contacted by the Purchaser and provided information to the Purchaser which has not been provided to the Seller. Notwithstanding anything to the contrary herein, to the extent such communications have provided the Purchaser with actual knowledge of a matter that would render any of the following representations and warranties of Seller incorrect, then to the extent of such knowledge, the Purchaser shall be deemed to be informed, and Seller's failure to account for such matters herein shall not be deemed a default hereunder, or a breach of the following representations and warranties. The Seller hereby represents and warrants to Purchaser, and covenants and agrees with Purchaser that:

          3.1.1  CORPORATE EXISTENCE. Seller is a corporation duly organized,
                 -------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the conduct of the operation of the Restaurants by Purchaser or the ownership of the Assets by Purchaser.

          3.1.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.
                 -------------------------------------------------------
Subject to Section 5.2.7, Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. Subject to Section 5.2.7, the execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required by this Agreement to be delivered by Seller to which Seller is a party (the "Seller's Documents") will be, duly executed and delivered on behalf of the Seller by duly authorized officers of Seller, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors and general principles of equity.

          3.1.3  NO INTEREST IN OTHER ENTITIES. No shares of any corporation or
                 -----------------------------
any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets.

          3.1.4  VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. To Seller's
                 ------------------------------------------
Knowledge, the execution, delivery and performance of this Agreement and any other agreement contemplated herein by the Seller does not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which the Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Seller, (c) the articles of incorporation and bylaws of the Seller, or (d) except as set forth in Schedule 3.1.4, any written mortgage, indenture,
                       --------------
agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 3.1.13), or other written instrument, document or understanding to which the Seller is a party, by which the Seller may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, accelerate or otherwise change the existing rights or obligations of Seller thereunder except to the extent that any such violation or breach or failure to obtain such consent would not have a material adverse effect on the Restaurants or Assets. To Seller's Knowledge, except as set forth in Schedule 3.1.4, no authorization, approval or consent of, and no registration
   --------------
or filing with, any court, receiver, referee, panel, committee or governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

          3.1.5  NO THIRD PARTY OPTIONS. There are no existing agreements,
                 ----------------------
options, commitments or rights with, of or to any person (other than Purchaser) to acquire any of Seller's interests in any of the Assets (i.e., those interests in Assets which under this Agreement are to be conveyed by Seller to Purchaser).

          3.1.6  OPERATING STATEMENTS. Attached as Schedule 3.1.6 hereto are
                 --------------------              --------------
operating statements for each of the Restaurants for the thirteen (13) periods ending December 29, 1996 (collectively, the "Operating Statements"). Such Operating Statements are prepared in accordance with Seller's standard practices for preparing such statements for restaurants operated by the Seller.

          3.1.7  ABSENCE OF UNDISCLOSED LIABILITIES. To the Knowledge of Seller,
                 ----------------------------------
there are no liabilities relating to the Restaurants that would materially, adversely affect Purchaser's operation of the Restaurants other than the Assumed Liabilities and the Excluded Liabilities.

          3.1.8  TAX AND OTHER RETURNS AND REPORTS. To Seller's Knowledge: (i)
                 ---------------------------------
all federal, state, local and foreign tax returns, statements and other similar filings required to have been filed by Seller (the "Tax Returns") with respect to any federal, state or local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, and any other tax or similar governmental charge under laws of the United States or any state or municipal or political subdivision thereof) (the "Taxes") have been (or if not yet due, will be) filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes for the periods, property or events covered thereby, except to the extent failure to file or properly reflect liabilities would not have a materially adverse effect on the Restaurants or Assets; (ii) all Taxes, including, without limitation, those which are called for by the Tax Returns, or heretofore claimed to be due by any taxing authority from Seller, have been properly accrued or paid except to the extent that failure to pay or accrue such Taxes would not have a material adverse effect on the Restaurants or Assets; (iii) except as set forth on
Schedule 3.1.8, Seller has not received any written notice of assessment or
--------------
proposed assessment and there are not pending tax examinations of or tax claims asserted against the Seller with respect to the Restaurants or any of the Assets; (iv) there are no valid tax liens (other than any lien for current taxes not yet due and payable and Permitted Liens) on any of the Assets; and, (v) there is no basis for any additional assessment of any Taxes with respect to the Restaurants or Assets.

          3.1.9  BOOKS OF ACCOUNT. The books, records and accounts of Seller
                 ----------------
maintained with respect to the Restaurants accurately and fairly reflect, in reasonable detail and in all respects material to the financial statements of Seller, the transactions and the operations, assets and liabilities of Seller with respect to the Restaurants, including, without limitation, employment records.

          3.1.10 EXISTING CONDITION. Except as otherwise set forth on Schedule
                 ------------------                                   --------
3.1.10, since December 29, 1996 (the "Due Diligence Date") through the date
------
hereof, the Seller with respect to the operation of the Restaurants and Assets has not, to Seller's Knowledge:

                 (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                 (b) sold, encumbered, assigned or transferred any of the Assets that would have been included in the Assets if the Closing had been held on the Due Diligence Date or on any date since then other than in the ordinary course of business and except for assets replaced with similar assets or otherwise not material to the Restaurant where such asset was located;

                 (c) mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever which will survive Closing, except for Permitted Liens or purchase money security interests;

                 (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, related directly to the Assets or the operation of the Restaurants, whether or not in the ordinary course of business;

                 (e) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the operation of the Restaurants or the Assets, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to operate the Restaurants;

                 (f) suffered any material adverse change (financial or otherwise) affecting the operation of the Restaurants or the Assets;

                 (g) received written notice of any actual or threatened labor dispute (including, without limitation, any charge, complaint or investigation before any federal, state or municipal government entity) that has had or might have a material adverse effect on operation of the Restaurants or the Assets;

                 (h) made commitments or agreements for capital expenditures relating directly to the Assets or the operation of the Restaurants and exceeding Fifteen Thousand Dollars ($15,000.00) per Restaurant, except such as may be involved in ordinary repair, maintenance or replacement of the Assets; or

                 (i) otherwise entered into any material transaction with respect to the Assets or operation of the Restaurants other than in the ordinary course of business consistent with past practice.

          3.1.11 TITLE TO PROPERTIES. To Seller's Knowledge, Seller has good,
                 -------------------
valid and marketable title to all of the Assets, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current real, personal or other property taxes not yet due and payable, (ii) liens disclosed in Schedule 3.1.11, (iii) liens that are
                                          ------
immaterial in character, amount, and extent, and which do not materially affect the value, or do not materially interfere with the present use, of the Assets, (iv) matters which would disclosed by a true and accurate survey of the Assets which constitute real property or (v) liens that will be satisfied or removed at Closing from the Closing Payment ("Permitted Liens").

          3.1.12 TANGIBLE ASSETS
                 ---------------

                 (a)  To Seller's Knowledge, Schedule 1.1.1(a) lists all major
                                             -----------------
     items of equipment, furniture and fixtures included in the Assets as of the date specified therein.

                 (b) To Seller's Knowledge, all buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are currently in operating condition and repair, subject to normal wear and maintenance. No person other than Seller owns any of the Assets, except for leased items of personal property disclosed in Schedule
                                                                       --------
     3,1,12, leased real property disclosed in Schedule 1.1.1 (b), and items
     -------                                   ------------------
     which are immaterial to the Restaurants.

                 (c) Except for non-assignable governmental permits or approvals required for the operation of the Restaurants by Purchaser, the Assets (including, without limitation, the Contracts, the Leases, and the equipment leases), together with the FPUR Leases, the POS System Agreement, and the Franchise and Development Agreements, include all rights, property, equipment, supplies, licenses, certificates, and other tangible and intangible property necessary to operate the Restaurants as currently conducted by Seller. Purchaser acknowledges that this provision does not excuse any obligations of Purchaser set forth in the Franchise Agreements or Development Agreements.

                 (d) The Assets have been physically maintained by Seller in accordance with its standard business practices.

          3.1.13 COMPLIANCE WITH LAW; AUTHORIZATIONS.
                 -----------------------------------

                 (a) To the Knowledge of Seller, (i) Seller has complied with, and is not in violation of, any law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which the Restaurants, or the Assets are subject ("Regulations"), except to the extent that any noncompliance would not have a material adverse effect on the operation of the Restaurants or the ownership and use of the Assets by Purchaser; (ii) Seller owns, holds, possesses or lawfully uses in the operation of the Restaurants all approvals, licenses, permits, easements, rights, applications, filings, registrations, certificates of need, accreditation and other authorizations "Authorizations") which are in any manner necessary for it to operate the Restaurants, or for the ownership and use of the Assets, in compliance with all Regulations except to the extent that any failure to comply with such regulations or to hold any such Authorization would not have a material adverse effect on the operation of the Restaurants or the ownership and use of the Assets by Purchaser; (iii) each Restaurant is in substantial compliance with all requirements and standards of the applicable health department; and (iv) Seller is not in material default with respect to any such Authorization.

                 (b) To Seller's Knowledge, Seller has not, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any person, government official or other party which is in any manner related to the operation of the Restaurants and which the Seller knows or has reason to believe to have been illegal under any federal, state or local law.

          3.1.14 TRANSACTIONS WITH AFFILIATES. No shareholder, director, officer
                 ----------------------------
or employee of the Seller, or any of their affiliates (a) has been a party to any material contract with Seller with respect to the Restaurants or the Assets in the last year or (b) owns any property or right, tangible or intangible, or any interest therein, used in the operation of the Restaurants in the last year.

         3.1.15  LITIGATION. To Seller's Knowledge, except as set forth on
                 ----------
Schedule 3.1.15 (i) no litigation, including any arbitration, investigation
---------------
(including, without limitation, any investigation initiated by any of Seller's current or former employees working at the Restaurants which is being conducted by the Equal Employment Opportunity Commission or similar state or municipal authority) or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or threatened by written communication against the Seller which relates to the operation of the Restaurants or the Assets, or the transactions contemplated by this Agreement, the result of which could materially adversely affect the operation of any particular Restaurant or the Assets, or the transactions contemplated hereby; and (ii) Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority or any court supervision or receivership which may materially adversely affect the operation of the Restaurants or the Assets, or the transactions contemplated hereby. To Seller's Knowledge, Schedule 3.1.15 discloses all pending claims, investigations,
           ---------------
charges, citations, hearings, consents, decrees or litigation before any court, arbitrator or governmental or regulatory official, body or authority involving Seller and which relate to the operation of the Restaurants or the Assets, or the transactions contemplated by this Agreement, the result of which could materially adversely affect the operation of any particular Restaurant or the Assets or the transactions contemplated hereby, with respect to (A) wages, compensation, bonuses, commissions or awards or payroll deductions; (B) equal employment or human rights violations under any applicable equal employment laws of any federal, state or municipal government entity prohibiting discrimination;
(C) representation petitions or unfair labor practices; (D) grievances or arbitrations pursuant to current or expired collective bargaining agreements;
(E) occupational safety and health; (F) workers' compensation; (G) wrongful termination, negligent hiring, invasion of privacy or defamation; or (H) immigration.

          3.1.16 INSURANCE. The Assets and the operation of the Restaurants by
                 ---------
Seller are insured under various policies of general liability and other forms of insurance, all of which are in full force and effect in accordance with Seller's insurance program for substantially all of the Restaurants owned and operated by Seller.

          3.1.17 CONTRACTS AND COMMITMENTS. Except as set forth in Schedule
                 -------------------------                         --------
3.1.17, with respect to the Restaurants, and except as may be undertaken in
------
connection with the transactions contemplated by this Agreement, Seller is not, to Seller's Knowledge, a party to any written:

                (a) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, who provides services in connection with the operation of the Restaurants;

                (b) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, which supplies, products or services used in the operation of the Restaurants that involves $1,000.00 per Restaurant per month or more;

                (c) agreement, contract or commitment relating to the Restaurants continuing for a minimum, non-cancelable term with respect to the Restaurants over a period of more than one (1) year;

                (d) lease under which it is either lessor or lessee relating to the Assets;

                (e) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the Restaurants or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person relating to the Restaurants;

                (f) agreement, contract or commitment for any charitable or political contribution exclusively relating to the Restaurants;

                (g)   except as provided in Schedule 3.1.10, commitments or
                                            ---------------
     agreements for any capital expenditure or leasehold improvement in excess of Fifteen Thousand Dollars ($15,000.00) per Restaurant;

                (h) no employee of Seller engaged in the operation of the Restaurants is subject to any agreement, contract or commitment prohibiting such employee's participation in the operation of the Restaurants; or

                (i) except as disclosed herein, material agreement, contract or commitment relating to the operation of the Restaurants not made in the ordinary course of business.

     To Seller's Knowledge, except as set forth in Schedule 3.1.17, no item
                                                   ---------------
listed therein requires the consent of any party in connection with the transactions contemplated hereby, and no default exists under such items that would have a material adverse effect on the operation of the Restaurants or the Assets.

          3.1.18 ADDITIONAL INFORMATION. Schedule 3.1.18 contains accurate lists
                 ----------------------  ---------------
and summary descriptions of the following:

                 (a) the names and titles of and annual base salary or hourly rates (as of the dates set forth in such Schedules) for all managerial employees of Seller engaged exclusively in the operation of the Restaurants, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation, sick leave, commissions, retirement, pension and severance benefits to which, each such person is entitled; and

                 (b) all names under which Seller has operated the Restaurants in the past five years.

          3.1.19 LABOR MATTERS. To Seller's Knowledge, Seller has not suffered
                 -------------
any strike, slowdown, picketing or work stoppage by any union or other group of employees. As to the operation of the Restaurants, Seller is not a party to any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of Seller's employees nor is Seller obligated under any agreement to recognize or bargain with any labor organization or union. To Seller's Knowledge, no representation campaign or election is now in progress with respect to any of the employees of the Seller.

          3.1.20 EMPLOYEE BENEFIT MATTERS.
                 -------------------------

                (a)   Except as disclosed on Schedule 3.1.20, to Seller's
                                             ---------------
     Knowledge, Seller has no employment contracts, severance contracts or other contracts (whether oral or written) relating to the employment or compensation of any person or entity employed exclusively in the operation of the Restaurants, nor does Seller maintain, contribute to or have any liability with respect to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or any other pension, profit sharing, retirement, severance, bonus, stock option, deferred compensation, disability or other employee benefit or welfare plans, agreements, arrangements or commitments (collectively, "Employee Plans") for or with any of its present employees who are employed in the operation of the Restaurants which will be assumed by Purchaser.

                (b)   Each group health plan (within the meaning of either
     Section 5000(b)(1) of the Internal Revenue Cede, as amended (the "Code") or Section 607(1) of ERISA) maintained or contributed to, currently or in the past, by Seller is and at all ftmes in all material respects has been operated in compliance with the continuation coverage requirements of Part 6, Subtitle B of Title I of ERISA and Section 4980B of the Code.

                (c)   Except as disclosed on Schedule 3.1.20, Seller does not
                                             ---------------
     maintain and has never maintained an "employee benefit pension plan", within the meaning of ERISA Section 3(2), that is or was subject to Title IV of ERISA.

                (d)   Except as disclosed on Schedule 3.1.20, Seller does not
                                             ---------------
     have and has not ever had any past, present or future obligation or liability to contribute to any "multiemployer plan", as defined in ERISA
     Section 3(37).

For purposes of this Section 3.1.20, the term "Seller" shall be deemed to include any other corporation, trade, business or other entity, other than Seller, that, together with Seller, now or in the past, would constitute a "single employer" within the meaning of Section 414 of the Code.

          3.1.21 REAL PROPERTY.
                 -------------

                 (a)  Real Property Defined. All real property and improvements
                      ---------------------
     included in the Assets are listed on Schedule 1.1.1(b) (the "Real
                                          -----------------
     Property").

                 (b)  Title to Owned Real Property. With respect to the Real
                      ----------------------------
     Property that is identified on Schedule 1.1.1(b) as being owned by Seller,
                                    -----------------
     title to such Real Property is, and at Closing shall be, good and marketable, fee simple absolute, free and clear of all liens, adverse claims and other matters affecting Seller's title to or possession of such Real Property, excepting only such easements, restrictions and covenants presently of record which have not materially interfered with or impaired Seller's use of any of the Real Property as restaurants, and the Permitted Liens. At Closing, title to the Real Property owned by Seller shall be insurable by a national title insurance company, free of all exceptions except as described in this subpart (b) and standard, pre-printed title insurance exceptions, at no more than standard title insurance premium rates for the local area in which each Restaurant is located.

                 (c)  Leased Real Property. With respect to the Real Property
                      --------------------
     that is identified on Schedule 1.1.l(b) as being leased by Seller, to
                           ----------------
     Seller' s Knowledge:

                      (i) Seller has provided to Purchaser or its contractors a true and complete copy of every lease and sublease to which the Seller is tenant or subtenant (the "Leases"), and shall list each Lease on Schedule 3.1.21(c);
                   ------------------

                      (ii) To Seller's Knowledge, each Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended except as listed on Schedule
                                                                --------
          3.1.21(c), and neither the Seller nor any of the landlords or
          ---------
          sublandlords under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit any landlord or sublandlord under any Lease to terminate any Lease; and

                      (iii) Seller has not subleased any of the Real Property to any other person or entity.

                 (d)  Zoning. To Seller's Knowledge, the Real Property is in
                      ------
     compliance in all material respects with all applicable zoning and other land use requirements.

                 (e)  Utility Services. The water, electric, gas and sewer
                      ----------------
     utility services and the septic tank and storm drainage facilities currently available to the Real Property are adequate for Seller to operate the Restaurants, are being supplied to Seller by utility companies or municipalities, and to Seller's Knowledge there is no current condition which will give rise to a valid right to terminate the present access from the Real Property to such utility services and other facilities.

                 (f)  Access. Except for the Permitted Liens, there are no
                      ------
     restrictions on entrance to or exit from the Real Property to adjacent public streets and to Seller's Knowledge no current conditions exist which will give rise to a valid right to terminate the present access from the Real Property to existing highways and roads.

                 (g)  Eminent Domain. To Seller's Knowledge, except as set forth
                      --------------
     on Schedule 3.1.21(g), it has not received any written notices, nor has
        ------------------
     Seller any reason to believe, that any governmental body having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property. If between the date of this Agreement and Closing the Real Property or any portion thereof or interest therein shall be taken or condemned as a result of the exercise of the power of eminent domain, or if a governmental body having the power of eminent domain informs Seller or the Purchaser that it intends to take or condemn all or part of the Real Property then Seller may assign to Purchaser the sole right, in the name of the Seller, to negotiate for, claim, contest and, if the Closing occurs, receive all damages on account thereof, in which event
     (i) Seller shall be relieved of its obligation to convey to the Purchaser the Real Property taken or condemned, (ii) at Closing Seller shall assign to the Purchaser all of Seller's rights to all damages payable for such taking or injury of the Real Property and shall pay to the Purchaser all damages theretofore paid to Seller by reason thereof, (iii) following Closing, Seller shall give the Purchaser such further assurances of such rights and assignment as the Purchaser may from time to time reasonably request, and (iv) Seller shall not be in breach of this Subpart (g) and Purchaser shall not be excused from the performance of its obligations under this Agreement by reason of this subpart (g).

                 (h)  Flood Plain. To Seller 's Knowledge, no material part of
                      -----------
     the Real Property is located within a 100 year flood plain.

                 (i)  Governments. To Seller's Knowledge, no material work for
                      -----------
     municipal improvements has been commenced on or in connection with any parcel of Real Property or any street adjacent thereto and no such improvements are contemplated; no material assessment for public improvements has been made against the sites covered by the Leases which remains unpaid; and no notice from any county, township, or other governmental body has been served upon the Real Property or received by Seller, requiring or calling attention to the need for any material work, repair, construction, alteration, or installation on or in connection with the Real Property which has not been substantially complied with.

                 (j)  Improvements. Each parcel of Real Property constituting a
                      ------------
     separate Restaurant site included in the Assets has a one-story Churchs Restaurant located thereon, and to Seller's Knowledge no such parcel is affected by encroachments of buildings or improvements from adjoining properties which materially adversely affects the current use of such parcel.

          3.1.22 AVAILABILITY OF DOCUMENTS.  Seller has made available to
                 -------------------------
Purchaser and its contractors its legal files and certain other documents and materials, all of which Seller has kept in the ordinary course of business.

          3.1.23 CONDITIONS AFFECTING SELLER. Seller has used its commercially
                 ---------------------------
reasonable best efforts to keep available to Purchaser the services of the employees, agents, customers and suppliers of Seller active in the operation of the Restaurants.

     3.2  REPRESENTATIONS AND WARRANTIES OF PURCHASE. Purchaser represents and
          ------------------------------------------
warrants to Seller, and covenants and agrees with Seller, as follows:

          3.2.1  CORPORATE EXISTENCE. Purchaser is a limited liability company
                 -------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified to do business and as of the Closing will be in good standing in each jurisdiction where the conduct of its business requires it to be so qualified. Prior to Closing, Purchaser shall deliver to Seller a final draft of its operating agreement (the "Operating Agreement"), complete in all respects, for Seller's review, and the parties agree to make such modifications to said operating agreement to make it comply with the provisions of the Warrants. Attached as Schedule 3.2.1 is a list of all
                                                 --------------
members and managers of Purchaser, setting forth each member's ownership interest therein, and role thereunder. Purchaser, together with its manager and its manager's affiliates (other than C.V.B., L.L.C.), (i) does not have assets of $10,000,000 or more, and (ii) has not had annual sales of $10,000,000 or more.

          3.2.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.
                 -------------------------------------------------------
Purchaser has the power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser to which Purchaser is a party (the "Purchaser's Documents") will be, duly executed and delivered on behalf of Purchaser by duly authorized officers of Purchaser, and this Agreement constitutes, and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the rights of creditors and general principles of equity.

          3.2.3  VALIDITY OF CONTEMPLATED TRANSACTIONS, ETC. The execution,
                 ------------------------------------------
delivery and performance of this Agreement by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Purchaser, (c) the Operating Agreement of Purchaser, or
(d) any material mortgage, indenture, agreement, contract, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which Purchaser is a party. Except as set forth in Schedule 3.2.3,
                                                               --------------
no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Purchaser.

          3.2.4  WARRANTS. The interests in Purchaser which shall be subject to
                 --------
the Warrants have been and shall have been at the Closing duly and validly authorized.

          3.2.5  NO PRIOR BUSINESS: FINANCIAL STATEMENTS. Purchaser has not
                 ---------------------------------------
conducted any business operation prior to the Closing Date other than activity to prepare for the within transactions. The balance sheet and other financial statements of Purchaser included on Schedule 3.2.5 accurately
                                    --------------
set forth in all material respects the financial condition and the results of operations of Purchaser as of the date and for the period set forth therein (which date shall be not more than 30 days prior to the Closing Date). No payment or other distribution has been made by Purchaser to any of its equity owners or affiliates, and no third party has made any payment to Purchaser or any of Purchaser's equity owners or affiliates in connection with the transactions contemplated by this Agreement, except as disclosed on Schedule
                                                                    --------
3.2.5.
-----

          3.2.6  ACTIONS PENDING. Except as set forth in Schedule 3.2.6 hereto,
                 ---------------                         --------------
there is no action, suit, investigation, proceeding or claim pending or, to the best knowledge of Purchaser, threatened against or affecting (a) Purchaser or any of its subsidiaries, (b) their respective properties or rights, (c) any assets or business divested by Purchaser as to which Purchaser or any subsidiary may have contingent liabilities, or (d) to the best knowledge of Purchaser, any member, manager, director, officer, employee or agent of Purchaser, before any court or by or before any governmental body or arbitration board or tribunal (including, without limitation, claims made in respect of employment contracts of such director, officer, employee or agent with third parties and improper disclosure or use of trade secrets or proprietary information of third parties by such affiliated persons), either alone or together with other similar actions, the outcome of which might result in a material adverse effect on the financial condition, operating results or business of Purchaser and its subsidiaries taken as a whole.

          3.2.7  COMPLIANCE WITH LAWS. Purchaser is not in default in any
                 --------------------
material respect under any order of any court, governmental authority or arbitration board or tribunal or, to the best knowledge of Purchaser, under any laws, ordinances, governmental rules or regulations to which Purchaser is subject. Purchaser has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such license, permit, franchise or other governmental authorization would not result in a material adverse effect on the financial condition, operating results or business of Purchaser, taken as a whole.

     3.3  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and
          ------------------------------------------
warranties made by the parties in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.13, 3.1.14, 3.1.15, 3.1.16, 3.1.19, 3.1.20 and in Section 3.2, of this
Agreement shall survive the Closing for a period of one year, and all other representations and warranties contained in this Section 3 shall terminate at Closing. Except as detailed in the Section 3.1 preamble, and notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein, as such representations and warranties may be updated or modified at or before the Closing, except to the extent that such party shall have knowledge of any inaccuracy of such representation and warranty at or before the Closing.

                                   ARTICLE 4
                           AGREEMENTS PENDING CLOSING

     4.1  AGREEMENTS OF SELLER PENDING THE CLOSING. For purposes of this
          ----------------------------------------
Section 4.1, the term "commercially reasonable efforts" shall mean those practices normally employed by Seller in the ordinary and usual course of Seller's business and shall not require Seller to incur any extraordinary expenses (for which purposes expenses of over $25,000 in the aggregate shall be deemed extraordinary) nor incur any obligation to any third party which is not entirely ordinary and customary to the conduct of Seller's business in the usual course. Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

          4.1.1  BUSINESS IN THE ORDINARY COURSE. Seller shall use commercially
                 -------------------------------
reasonable efforts to operate the Restaurants solely in the ordinary course consistent with Seller's past practice.

          4.1.2  EXISTING CONDITION. Seller shall use its commercially
                 ------------------
reasonable efforts to not cause nor permit to occur any of the events or occurrences described in Section 3.1.10 hereto.

          4.1.3  MAINTENANCE OF PHYSICAL ASSETS. Seller shall use its
                 ------------------------------
commercially reasonable efforts to continue to maintain and service the physical assets used in the operation of the Restaurants which comprise the Assets in the same manner and frequency as has been its consistent past practice at Churchs' Restaurants that Seller owns and operates.

          4.1.4  EMPLOYEES AND BUSINESS RELATIONS. Seller shall use its
                 --------------------------------
commercially reasonable efforts to keep available the services of the present employees and agents of the Restaurants and to maintain the relations and goodwill with suppliers and any others having business relations with the Restaurants.

          4.1.5  MAINTENANCE OF INSURANCE. Seller shall promptly notify
                 ------------------------
Purchaser of any material changes in the terms of the insurance policies and binders referred to in Section 3.1.16.

          4.1.6  MAINTENANCE OF AUTHORIZATIONS. Seller shall use its
                 -----------------------------
commercially reasonable efforts to maintain in full force and effect all material Authorizations currently in effect used in the operation of the Restaurants.

          4.1.7  COMPLIANCE WITH LAWS, ETC. Seller shall use its commercially
                 -------------------------
reasonable efforts to not breach Section 3.1.13 pending Closing.

          4.1.8  UPDATE SCHEDULES. Seller shall promptly disclose to Purchaser
                 ----------------
any material information provided to Purchaser if, to Seller's Knowledge, it becomes incomplete or no longer correct in all material respects after the date hereof until the Closing, except to the extent Seller would violate any court order to maintain in confidence any claim or investigation initiated by any of Seller's employees described in Section 3.1.15. Notwithstanding anything to the contrary herein, this Agreement may be executed with one or more of the schedules either incomplete or to be attached. The parties agree to cooperate in completing or attaching these schedules, so that they will be complete at or before Closing. Notwithstanding anything to the contrary herein, no liability of any kind shall attach to either party with respect to schedules that are not attached, or are incomplete, as of the date hereof, so long as the parties use reasonable efforts to provide complete and accurate schedules by the Closing, or at such earlier time as is required hereunder.

          4.1.9  CONDUCT OF BUSINESS. Seller shall use its commercially
                 -------------------
reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be substantially true and correct in all material respects as though such representations and warranties were made on and as of such date. Furthermore, the Seller shall cooperate with Purchaser and use its commercially reasonable efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

          4.1.10  CONSENTS AND APPROVALS. Seller shall use its efforts, as set
                  ----------------------
forth in Section 2.3, to obtain those consents and approvals listed on Schedule
                                                                       --------
5.1.5.
-----

          4.1.11 SALE OF ASSETS; NEGOTIATIONS. Seller agrees to deal
                 ----------------------------
exclusively with Purchaser with respect to the sale of the Restaurants and the Assets unless and until this Agreement terminates or is terminated by the parties.

          4.1.12 ACCESS. Seller shall give to Purchaser's officers, employees,
                 ------
counsel, accountants, consultants and other representatives full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Restaurants and the Assets including, without limitation, information regarding employees, and shall permit them to consult with the officers, employees, accountants, counsel, consultants and agents of Seller for the purpose of making such investigation of the Restaurants as Purchaser shall desire to make, provided, however, that such investigation shall be reasonably related to the Assets and the Restaurants to be acquired hereunder, shall not unreasonably interfere with Seller's business operations and shall be coordinated exclusively through the following individuals: Bob Thomason, Hala Moddelmog, Carl Jakaitis, Mike Cortino, John Holly and Bill Mathieu. Furthermore, Seller, for Purchaser, its lenders, and their agents, shall furnish, or make available at its corporate office, all such documents and copies of documents and records and information with respect to the affairs of the Restaurants and Real Property and copies of any working papers relating thereto as Purchaser shall from time to time reasonably request and shall permit Purchaser and its agent to make such physical inventories and inspections of the Assets as Purchaser may reasonably request from time to time. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, damage or loss to persons or property whatsoever arising as a result of any interview, research, study, survey, testing, or any other form of investigation (collectively, the "Investigations") physically conducted at or on the Real Property, or on other premises owned and/or operated by Seller, by or on behalf of Purchaser. Purchaser further agrees not to permit any liens or claims of lien to attach to the Real Property or the Assets as a result of any such Investigations. Notwithstanding the foregoing, Purchaser shall have no liability under this indemnity arising by the simple discovery by it, or its agents, of a condition unfavorable to Seller, including, without limitation, the discovery of an environmental condition on one of the Real Properties that could result in liability to Seller. Notwithstanding the foregoing or anything to the contrary herein, Purchaser shall perform no invasive or destructive testing of the Assets, including, without limitation, the Real Property, without the prior written consent of the Seller, which consent shall be given or withheld in Seller's sole discretion.

          4.1.13 PERSONNEL LIST. Prior to Closing, Seller shall provide
                 --------------
Purchaser with a true and complete list of all employees of the Restaurants (including, without limitation, all full-time, part-time and temporary employees and any employee on a leave of absence or subject to recall after a layoff), their salaries or wage rates, their location of employment and their status (i.e., active, inactive, etc.), with such list reflecting such information as
 ----                    ---
of a date no less current than the four-week standard accounting period immediately preceding the four-week standard accounting period within which the Closing occurs. Purchaser shall keep such information confidential, in accordance with such practices and standards as would be applicable if such employees were employees of Purchaser.

          4.1.14 EMPLOYEE MATTERS. Seller shall be solely responsible for all
                 ----------------
wages, salaries, bonuses and other direct and indirect compensation and benefits earned by employees employed by the Restaurants through the Closing Date.

     4.2  AGREEMENTS OF PURCHASER PENDING THE CLOSING. Purchaser covenants and
          -------------------------------------------
agrees that, pending the Closing and except as otherwise agreed to in writing by
Seller:

          4.2.1  CONSENTS AND APPROVALS. Purchaser shall obtain all approvals
                 ----------------------
necessary for the due authorization by Purchaser of all matters contemplated by this Agreement. Purchaser shall cooperate with Seller as may be reasonably requested to obtain all consents and approvals required to effect Closing, and shall use its best efforts to make all filings and registrations necessary or required for the consummation of the transactions contemplated hereby.

          4.2.2  INSURANCE. As of the Closing Date, Purchaser shall have
                 ---------
obtained such insurance for the Assets and the operation by Purchaser of the Restaurants under various policies of general liability and other forms of insurance as Purchaser deems necessary for the operation of the Restaurants and as required by the Purchaser's lender and the Franchise Agreements.

          4.2.3  CONTACT WITH SELLER'S EMPLOYEES. From the date hereof until
                 -------------------------------
the Closing Date, neither Purchaser, nor anyone in connection with Purchaser, shall have any contact with any of Seller's employees working in connection with the operation of the Restaurants without the prior, express approval of one of the persons listed in Section 4.1.12. Purchaser agrees not to request that any repairs, maintenance, alteration or modification of the Restaurants or the Assets be undertaken by any of Seller's employees prior to the Closing Date, whether at Seller's expense, or at Purchaser's expense, except as may be approved by prior, written consent by Bob Thomason, AFC's Vice President of Assets Management.

     4.3  PRESS RELEASE. Each of Seller and Purchaser covenants and agrees that,
          -------------
except as required by applicable law, neither Seller nor Purchaser will give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the other parties hereto, which approval shall not be reasonably withheld.

                                   ARTICLE 5
                      CONDITIONS PRECEDENT TO THE CLOSING

     5.1  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of
          -----------------------------------------------
Purchaser under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          5.1.1  REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING. The
                 ------------------------------------------------------
representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered by Seller to Purchaser pursuant to the provisions hereof shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing as if made at the Closing.

          5.1.2  COMPLIANCE WITH THIS AGREEEMENT. Seller shall have performed
                 -------------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          5.1.3  OPINIONS OF COUNSEL FOR SELLER. Seller's in-house counsel shall
                 ------------------------------
have delivered to Purchaser a written opinion, dated the date of Closing, in form and substance reasonably satisfactory to the Purchaser's counsel, but subject to customary assumptions and qualifications, to the effect that:

                 (a) Seller is duly incorporated, validly existing and in good standing of the laws of the State of Minnesota. Seller is duly authorized to conduct business and is in good standing under the laws of the states in which any of the Restaurants are located.

                 (b) Seller has the requisite corporate power to carry on its business as it is now being conducted and to perform its obligations under the Agreement and the Seller's Documents.

                 (c) The execution and delivery by Seller of this Agreement and the other Seller's Documents do not, and if Seller were now to perform its obligations under this Agreement and such other Seller's Documents, such performance would not result in any (i) violation of the Seller's articles of incorporation or bylaws, (ii) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which Seller or the Assets are subject (except the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, concerning which Purchaser shall rely exclusively on the opinion of its counsel), (iii) breach of or default under any material written agreements to which, to such counsel's knowledge, Seller is a party or which, to such counsel's knowledge, Seller or the Assets are bound, or (iv) violation of any judicial or administrative decree, writ, judgment or order to which, to such counsel's knowledge, Seller or the Assets are subject.

                 (d) To such counsel's knowledge, no legal action or proceeding against Seller is pending or overly threatened by written communication which, if successful, would prohibit the consummation or require rescission of the transactions contemplated by the Agreement.

                 (e) The Agreement and the other Seller's Documents have been duly executed and delivered by Seller and they constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

          5.1.4  NO THREATENED OR PENDING LITIGATION. As of the Closing, no
                 -----------------------------------
suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          5.1.5  CONSENTS AND APPROVALS. Each consent or approval listed on
                 ----------------------
Schedule 5.1.5 required or necessary under contract or applicable law for the
--------------
consummation of the transactions contemplated hereby shall have been obtained; provided, however, that those certain consents or approvals identified on
Schedule 5.1.5 as being subject to deferral ("Deferrable Consents") need not
--------------
have been obtained on or before the Closing, to the extent that Seller shall have made appropriate arrangements to secure to Purchaser the practical and economic benefits of the agreements, licenses, Authorizations or other arrangements to which such consents or approvals relate. To the extent any Landlord's Consent shall not have been obtained on or before the Closing, Seller and Purchaser agree that they shall work together in good faith, subject to the similar cooperation and commitment of Purchaser's lender, to consummate the transactions contemplated by this Agreement, on terms satisfactory to Purchaser and Seller in the respective exercise of their sole discretion, as to (i) the balance of the Assets not affected by such Landlord's Consents at the Closing and (ii) the Assets affected by such Landlord's Consent, within 6 months thereafter.

          5.1.6  CLOSING DOCUMENTS. The documents to be delivered by Seller at
                 -----------------
Closing pursuant to Section 2.2 (including, without limitation, the Additional Documents) shall have been executed and delivered.

          5.1.7  CLOSING CERTIFICATES. Purchaser shall have received a
                 --------------------
certificate from Seller dated the date of Closing certifying in such detail as Purchaser may reasonably request that the conditions specified in Sections 5.1.1 and 5.1.2 hereof have been fulfilled.

     5.2  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of
          -------------------------------------------------
Seller under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          5.2.1  REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE. The
                 ----------------------------------------------------------
representations and warranties of Purchaser contained in this Agreement or in any list, certificate or documents delivered by Purchaser to Seller pursuant to the provisions hereof shall have been true on the date hereof in all material respects, and shall be true in all material respects as of the Closing as if made at the Closing.

          5.2.2  COMPLIANCE WITH THIS AGREEMENT. Purchaser shall have performed
                 ------------------------------
and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          5.2.3  ACQUISITION AND OPERATIONS PLAN. Purchaser shall have completed
                 -------------------------------
and delivered to Seller prior to Closing its acquisition and operations plan addressing its company organizational matters, including its business structure, personnel policies, compensation and benefits, store level hiring practices, business transition, management accounting and operational system, operational procedures, facilities coordination, marketing and promotion, finance and accounting policies; and the urban economic development aspects of Purchaser's acquisition program. Seller shall either approve or disapprove of such plan within three business days following Seller's receipt of such plan from Purchaser. If Seller's disapproves such plan, Purchaser may (but need not) revise same in any manner requested by Seller; otherwise Seller may, at Seller's option, terminate this Agreement.

          5.2.4  PURCHASER'S CAPITAL STRUCTURE. Purchaser shall have provided to
                 -----------------------------
Seller copies of its organizational documents (including, without limitation, its limited liability company operating agreement), which shall be reasonably satisfactory to Seller and its counsel, in accordance with this Section 5.2.4 and Section 3.2.1. Purchaser shall demonstrate to Seller that Purchaser's existing equity and debt financing provide to Purchaser, after payment by Purchaser of all its obligations accrued through the Closing Date, working capital of not less than $750,000 in addition to the financing contemplated by
Section 5.2.8. Prior to Closing, Purchaser shall deliver to Seller a balance sheet of Purchaser setting forth on a pro forma basis the assets and liabilities of Purchaser as of the Closing Date, which Seller shall either approve or disapprove within three business days following Seller's receipt thereof. If Seller disapproves such pro forma balance sheet, Purchaser may (but need not) revise same in any manner requested by Seller; otherwise Seller may, at Seller's option, terminate this Agreement. Purchaser's financial condition at the Closing and as of the Closing Date shall be no less favorable than as set forth in such pro forma balance sheet as approved by Seller or revised by Purchaser to incorporate Seller's requests.

          5.2.5  RE-IMAGING SCHEDULES. Purchaser shall have entered into the
                 --------------------
Re-Imaging Schedules to the Franchise Agreements with Seller, containing provisions mutually satisfactory to the parties and providing that Purchaser shall renovate, in conformance with Seller's designs attached hereto as Exhibit
                                                                        -------
"E" and made a part hereof, fifty (50) of the Restaurants within eighteen (18)
---
months after the Closing Date, and fifty (50) Restaurants within twelve (12) months following the eighteen (18) month period, as detailed exactly in the Franchise and Development Agreements (the "Re-Imaging Schedules"). Notwithstanding anything to the contrary herein, or in the Franchise Agreements, or the Development Agreements, or Seller's operating manuals and documents with respect to franchisee operations of Churchs Restaurants, Seller understands and agrees that some of the Restaurants may have maintenance or image problems that cause the Restaurants not to conform with applicable standards for Churchs franchisees as of the Closing Date. So long as Purchaser is not in default otherwise under this Agreement, or under any of the documents or instruments delivered pursuant to the transactions contemplated by this Agreement, and so long as Purchaser makes diligent efforts to correct such situations, Seller agrees not to default Purchaser under this Agreement, or under any of the documents or instruments delivered pursuant to the transactions contemplated by this Agreement, solely because of a condition at the Restaurants that existed prior to the Closing Date that does not comply with Seller's current standards for franchisee restaurants.

          5.2.6  POS SYSTEM. Purchaser shall have entered into the POS System
                 ----------
Agreement with Seller in the form attached hereto as Exhibit "F" (the "POS
                                                     -----------
System Agreement") obligating Purchaser to pay for POS and accounting services provided by Seller or its contractors pending installation of a new POS System, and to acquire a POS System approved by Seller for the Restaurants (the "POS System") and complete the installation of such POS System within two years from the Closing Date, complete with such hardware and software as may be required for such POS System to be linked up to and online with Seller's information technology system, with appropriate protection for Purchaser's confidential information.

          5.2.7  CONSENTS AND APPROVALS. Each consent or approval necessary or
                 ----------------------
required to be obtained by Purchaser or Seller (including, without limitation, the approval required of Seller's Board of Directors) for the consummation of the transactions contemplated hereby shall have been obtained. To the extent any Landlord's Consent shall not have been obtained on or before the Closing, Seller and Purchaser agree that they shall work together in good faith, subject to the similar cooperation and commitment of Purchaser's lender, to consummate the transactions contemplated by this Agreement, on terms satisfactory to Purchaser and Seller in the respective exercise of their sole discretion, as to (i) the balance of the Assets not affected by such Landlord's Consents at the Closing and (ii) the Assets affected by such Landlord's Consent, within 6 months thereafter.

          5.2.8  LOAN COMMITMENTS. Purchaser shall produce at the Closing the
                 ----------------
following binding loan commitments to Purchaser or otherwise demonstrate to Seller an assured source of funding as follows:

               (a) SIX MILLION DOLLARS ($6,000,000.00) for Purchaser to meet its re-imaging commitment to Seller under the Re-Imaging Schedule; and

               (b) TWO MILLION DOLLARS ($2,000,000.00) for Purchaser to meet its obligations under Section 5.2.6 to purchase and install the POS System at each of the Restaurants.

          5.2.9  CLOSING DOCUMENTS. The documents to be delivered by Purchaser
                 -----------------
at Closing pursuant to Section 2.2 (including, without limitation, the Additional Documents) shall have been executed and delivered.

          5.2.10 CLOSING CERTIFICATES. Seller shall have received a certificate
                 --------------------
from Purchaser dated the date of Closing certifying in such detail as Seller may reasonably request that the conditions specified in Section 5.2.1, 5.2.2 and the last sentence of Section 5.2.4 hereof have been fulfilled.

          5.2.11 OPINION OF COUNSEL FOR PURCHASER. Powell, Goldstein, Frazer &
                 --------------------------------
Murphy, LLP, or other independent, counsel to Purchaser specially engaged with respect to such matter, shall have delivered to Seller a written opinion, dated the date of Closing, in form and substance reasonably satisfactory to Seller's counsel, but subject to customary assumptions and qualifications, to the following effect:

          (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly authorized to conduct business and is in good standing under the laws of the states in which any of the Restaurants are located.

          (b) Purchaser has the requisite power to carry on its business as it is now being conducted and to perform its obligations under the Agreement and the Purchaser's Documents.

          (c) The execution and delivery by Purchaser of this Agreement and the other Purchaser's Documents do not, and if Purchaser were now to perform its obligations under this Agreement and such other Purchaser's Documents, such performance would not result in any (i) violation of Purchaser's organizational documents, (ii) violation of any existing federal or state constitution, statute, regulation, rule, order or law to which Purchaser is subject, (iii) breach of or default under any material written agreements to which, to such counsel's knowledge, Purchaser is a party or which, to such counsel's knowledge, Purchaser is bound, or (iv) violation of any judicial or administrative decree, writ, judgment or order to which, to such counsel's knowledge, Purchaser is subject.

          (d) To such counsel's knowledge, no legal action or proceeding against Purchaser is pending or overtly threatened by written communication which, if successful, would prohibit the consummation or require the rescission of the transactions contemplated by the Agreement.

          (e) The Agreement and the other Purchaser's Documents have been duly executed and delivered by Purchaser and they constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

          (f) The consummation of the transactions as contemplated by the Agreement do not require the filing of any notification or report under or in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (g)  Assuming (i) that Purchaser hires, and does not within ninety
     (90) days after the Closing Date cause an "employment loss" (as defined under WARNA) of the Hired Employees other than those employees set forth on
     Schedule 7.1 of the Agreement, (ii) that the information set forth on the
     ------------
     list provided pursuant to Section 4.1.13 is true and correct as of the Closing Date and (iii) that no other "employment loss" (as defined under WARNA) caused by Seller would be required to be aggregated with the transactions contemplated by the Agreement under applicable laws, the consummation of the transactions contemplated by the Agreement will not violate WARNA or any similar State laws which require advance notice to employees affected by plant closings or mass layoffs ("State Plant Closing Laws.")

          (h) Upon payment of the exercise price as set forth in the Warrant, the securities to be issued pursuant to the Warrant will have been duly authorized and validly issued.

          5.2.12 NO THREATENED OR PENDING LITIGATION. As of the Closing, no
                 -----------------------------------
suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

          5.2.13 APPROVALS. All of the actions to be taken by the parties or
                 ---------
Purchaser's lender in connection with the transactions contemplated by this Agreement, and all other matters associated with this Agreement and such transactions (excluding the capitalization of Purchaser which is addressed by Sections 5.2.4 and 5.2.8) shall be satisfactory to Seller in its reasonable discretion.

                                  ARTICLE 6
                                INDEMNIFICATION

     6.1  INDEMNIFICATION OF PURCHASER. Subject to the limitations set forth in
          ----------------------------
Sections 6.3, 6.4 and 6.5, Seller shall indemnify and hold Purchaser harmless from, against, for and in respect of (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action suffered, sustained, incurred or required to be paid by Purchaser, net of any resulting income tax benefits (using an assumed tax rate equal to the current highest federal income tax rate applicable to net income of corporations under the Code) to Purchaser, because of the breach of any written representation, warranty, agreement or covenant of Seller contained in this Agreement (as the same shall have been modified at any time at or before Closing including, without limitation, any modification contained in any certificate of Seller concerning such matters delivered at the Closing) which is provided in this Agreement to survive the Closing; (ii) any and all Excluded Liabilities (other than under Section 1.4.2(a) or under Section 1.4.2(c) which shall be governed exclusively by Article 9 and the FPUR Leases); (iii) any and all debts, liabilities and obligations arising under or in connection with the Worker Adjustment and Restraining Notification Act of 1988 ("WARNA"), or any State Plant Closing Laws, as a result of Purchaser's reliance on any material inaccuracy in the number of employees at each Restaurant as set forth in the information contemplated to be provided by the Seller under Section 4.1.13; and
(iv) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Purchaser in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.1.

     6.2  INDEMNIFICATION OF SELLER. Subject to the limitations set forth in
          -------------------------
Sections 6.3, 6.4 and 6.5, Purchaser shall indemnify and hold Seller harmless from, against, for and in respect of: (i) any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action suffered, sustained, incurred or required to be paid by Seller, net of any resulting income tax benefits (using an assumed tax rate equal to the current highest federal income tax rate applicable to net income of corporations under the Code) to Seller, because of the breach of any written representation, warranty, agreement or covenant of Purchaser contained in this Agreement (as the same shall have been modified at any time at or before Closing including, without limitation, any modification contained in any certificate of Purchaser concerning such matters delivered at the Closing) which is provided in this Agreement to survive the Closing; (ii) any and all Assumed Liabilities and all liabilities in connection with the operation of the Restaurants in respect of periods on and after the Closing Date; (iii) any and all debts, liabilities and obligations arising under or in connection with WARNA or any State Plant Closing Laws, as a result of Purchaser's failure to re-hire employees working at the Restaurants as provided in Section 7.1 of this Agreement, or any subsequent termination of such employees on or after the Closing, except to the extent the foregoing results from any material inaccuracy in the number of employees at each Restaurant as set forth in the information contemplated to be provided by Seller under Section 4.1.13; and (iv) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Seller in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 6.2.

     6.3  SURVIVAL OF INDEMNIFICATION OBLIGATIONS. Notice of any claim under the
          ---------------------------------------
indemnification provisions hereof must be given prior to the expiration of two years (one (1) year in the case of the breach of the representations and warranties referred to in Section 3.3) from the Closing Date, and any claims not made within such period shall be of no force or effect.

    6.4   GENERAL RULES REGARDING INDEMNIFICATION. The obligations and
          ---------------------------------------
liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party shall be subject to the following terms and conditions:

          (a) The indemnified party shall give prompt (so as not to materially prejudice the position of the indemnifying party) written notice (which in no event shall exceed 30 days from the date on which the indemnified party first became aware of such claim or assertion) to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreements contained in Sections 6.1 or 6.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known;

          (b) If any action, suit or proceeding is brought against the indemnified party with respect to which the indemnifying party may have liability under the indemnity agreements contained in Sections 6.1 or 6.2 hereof, the action, suit or proceeding shall, at the election of the indemnifying party, be defended (including all proceedings on appeal or for review which counsel for the indemnified party shall deem appropriate) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense unless the employment of such counsel and the payment of such fees and expenses both shall have been specifically authorized in writing by the indemnifying party in connection with the defense of such action, suit or proceeding. Notwithstanding the foregoing, (A) if there are defenses available to the indemnified party which are inconsistent with those available to the indemnifying party to such extent as to create a conflict of interest between the indemnifying party and the indemnified party, the indemnified party shall have the right to direct the defense of such action, suit or proceeding insofar as it relates to such inconsistent defenses, and the indemnifying party shall be responsible for the reasonable fees and expenses of the indemnified party's counsel insofar as they relate to such inconsistent defenses, and (B) if such action, suit or proceeding involves or could have an effect on matters beyond the scope of the indemnity agreements contained in Sections 6.1 and 6.2 hereof, the indemnified party shall have the right to direct (at its own expense) the defense of such action, suit or proceeding insofar as it relates to such other matters. The indemnified party shall be kept fully informed of such action, suit or proceeding at all stages thereof whether or not it is represented by separate counsel.

          (c) The indemnified party shall make available to the indemnifying party and its attorneys and accountants all books and records of the indemnified party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding. Whether or not the indemnifying party chooses to defend or prosecute any claim involving a third party, all parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

          (d) The indemnified party shall not make any settlement of any claims without the written consent of the indemnifying party.

     6.5  LIMITS ON INDEMNIFICATION OBLIGATION. Notwithstanding anything in
          ------------------------------------
Sections 6.1 and 6.2 to the contrary or in conflict:

               (i) neither Seller nor Purchaser shall be liable under the indemnity provisions of Section 6.1 or Section 6.2, as applicable, in any instance until such time as the aggregate liability under such section exceeds $25,000 (in which event Seller or Purchaser, as is applicable, shall be liable only for all such amounts in excess of $25,000); but excluding from this limitation, however, any actual damages incurred by Purchaser for Seller's breach of Section 3.1.13.

               (ii)  in no event shall the total obligation of Seller under
          Section 6.1 for all losses, costs, claims, damages, liabilities and expenses of any type or description exceed, in the aggregate, the Purchase Price less any payments by or expenses of Seller referred to in Section 9.2.2;

               (iii)  in no event shall the total obligation of Purchaser under
          Section 6.2 for all losses, costs, claims, damages, liabilities and expenses of any type or description exceed the Purchase Price; and

               (iv) any amount for which Seller is obligated to reimburse Purchaser may, in Seller's sole discretion, be satisfied by reducing amounts currently due to Seller under the Development Agreements by a like amount.

     6.6  INSURANCE PROCEEDS.
          ------------------

          (a) In determining the amount of any loss, liability or expense for which any indemnified party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any insurance proceeds actually paid to any indemnified party; provided, however, that if such party has been
                          --------  -------
indemnified hereunder but does not actually receive such insurance proceeds until after being indemnified, such party shall reimburse the indemnifying party for amounts paid to such party to the extent of the insurance proceeds so received.

          (b) Following the Closing Date, if Purchaser should suffer any loss, liability or expense covered by any of Seller's insurance policies and wishes to make a claim against the issuer of such policy, Seller shall use its best efforts to assist Purchaser in ascertaining and establishing coverage, pursuing such claim and collecting under such policy. In connection with the foregoing sentence, Seller shall not be required to incur any costs (including attorneys' fees or demonstrable increases in insurance premiums), other than normal overhead expenses, or to forego any similar claim of their own with respect to the same occurrence, in assisting Purchaser in these efforts, unless Seller shall otherwise be obligated to indemnify Purchaser pursuant to Section 6.1.

          (c) Following the Closing Date, if Seller should suffer any loss, liability or expense covered by any of Purchaser's insurance policies and wish to make a claim against the issuer of such policy, Purchaser shall use its best efforts to assist Seller ascertaining and establishing coverage, pursuing such claim and collecting under such policy. In connection with the foregoing sentence, Purchaser shall not be required to incur any costs (including attorneys' fees or demonstrable increases in insurance premiums), other than normal overhead expenses, or to forego any similar claim of its own with respect to the same occurrence, in assisting Seller in these efforts, unless Purchaser shall otherwise be obligated to indemnify Seller pursuant to Section 6.2.

          (d) If both an indemnifying party and an indemnified party have insurance coverage respecting a particular claim for which indemnification is provided pursuant to Sections 6.1 and 6.2, the parties agree that the insurance coverage of the indemnifying party will be called upon before the insurance coverage of the indemnified party is called upon.

                                   ARTICLE 7
                             POST-CLOSING MATTERS

     7.1  HIRED EMPLOYEES. On the Closing Date, Purchaser shall offer
          ---------------
employment, to commence from and after the Closing Date, to each employee of the Restaurants who is actively at work immediately prior to the Closing Date (a "Hired Employee"), other than those employees of the Restaurants identified in
Schedule 7.1. For purposes of this Section 7.1, the term "actively at work"
------------
shall not include any employee of the Restaurants on a leave of absence, paid or unpaid, for any reason other than an employee who is absent from work on paid vacation or paid sick leave or whose leave was or would have been required to have been granted under the provisions of the Family and Medical Leave Act of 1993. Notwithstanding anything to the contrary contained in this Section or Schedule
                                                                      --------
7.1, Purchaser shall not terminate the employment of, or fail to hire that
---
number of employees which would cause Seller to be required to incur any liability or obligation under WARNA or State Plant Closing Laws. No later than one day prior to the Closing Date, Seller shall notify all employees of the Restaurants, other than Hired Employees, that their employment with Seller shall terminate as of the Closing Date and Seller shall validly terminate such employees as of the Closing Date.

          7.2  EMPLOYEE MATTERS.
               ----------------

               (a) Seller shall retain all liabilities and obligations in respect of the past, present and future employees of Seller under the Employee Plans or otherwise and all laws or regulations applicable to the Employee Plans or the employment of such employees through the Closing Date. Without limiting the generality of the foregoing, Purchaser shall have no liability or obligation whatsoever under any Employee Plan, nor shall Purchaser have any obligation to make any severance or termination payments to any persons as a result of their termination by Seller.

               (b) Seller has offered or shall offer to all employees who were or will be terminated by Seller the right to continue their coverage under Seller's group health plans, within the meaning of either Section 5000(b)(1) of the Code (as defined in Section 3.1.22) or Section 607(1) of ERISA in accordance with and to the extent required by the continuation coverage requirements of Part 6 of subtitle B of Title I of ERISA and
     Section 4980B of the Code. Purchaser shall keep Seller advised of the employment status of all Hired Employees to facilitate Seller's compliance with the requirements of this Section.

               (c) Seller and Purchaser shall, at the Closing, enter into an Asset Transfer Agreement in the form attached hereto as Exhibit "G" (the
                                                             -----------
     "401(k) Transfer Agreement"), providing for the transfer of the assets of the Hired Employees and related liabilities held in the America's Favorite Chicken Company 401(k) Savings Plan to a new plan to be maintained by Purchaser.

     For purposes of this Section 7.2, the term "Seller" shall be deemed to include any other corporation, trade, business or other entity, other than Seller, that, together with Seller, now or in the past, would constitute a "single employer" within the meaning of Section 414 of the Code.

     7.3 MAINTENANCE OF BOOKS AND RECORDS. Seller shall preserve until the third
         --------------------------------
(3rd) anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Restaurants prior to the Closing Date, except for the Records, which shall be transferred to Purchaser, and are included in the Assets. Seller, after receipt of a specific written request from Purchaser requesting access to certain specified records, may, in its reasonable business judgment, permit Purchaser such access during business hours in a manner deemed by Seller not to interfere with operation of its business. For purposes of this Agreement the term "Records" shall mean those files, records, data, plans, contracts, information and recorded knowledge held at the Restaurants for use in the ordinary course of business, but specifically excluding, however, any proprietary information of the Seller, including, without limitation, any proprietary information that may be licensed to the Purchaser pursuant to the Franchise Agreements.

     7.4  PAYMENTS RECEIVED. Seller and Purchaser each agree that after the
          -----------------
Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts.

     7.5  UCC MATTERS. From and after the Closing Date, Seller will promptly
          -----------
refer all inquiries with respect to ownership of the Assets or the Restaurants to Purchaser. In addition, Seller will execute such documents as Purchaser may reasonably request from time to time to evidence transfer of the Assets to Purchaser.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  TERMINATION. This Agreement may be terminated and the transaction
          -----------
contemplated hereby may be abandoned at any time prior to the Closing:

               (a)  by mutual consent of Seller and Purchaser;

               (b) by either Seller or Purchaser, if such terminating party is not otherwise in default under this Agreement and if the transaction shall not have been consummated on or before March 23, 1997 (the "Outside Closing Date") or such other extended date, if any, arrived at by mutual written agreement of the parties;

               (c)  by Purchaser if there has been

                         (A) a material breach of any covenant or agreement herein on the part of Seller which has not been cured or adequate assurance (acceptable to Purchaser in its reasonable discretion) of cure given in either case within 15 business days following receipt of notice of such breach, or

                         (B) a breach of a representation or warranty of Seller herein which by its nature cannot be cured prior to the Outside Closing Date, as such date may be extended, other than such breach that has not had or would not reasonably be expected to have a material adverse effect in the Restaurants or Assets; or

               (d)  by Seller if there has been

                         (A) a material breach of any covenant or agreement
               herein on the part of Purchaser which has not been cured or adequate assurance (acceptable in Seller's reasonable discretion) of cure given, in either case within 15 business days following receipt of notice of such breach, or

                         (B) a breach of a representation or warranty of
               Purchaser herein which by its nature cannot be cured prior to the Outside Closing Date, as such date may be extended, other than such breach that has not had or would not reasonably be expected to have a material adverse effect on Seller.

In the event of termination of this Agreement by either Purchaser or Seller as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either Purchaser or Seller (except that the obligations in this Section 8.1 and Sections 4.1.12, 4.1.13, 4.3, 8.2, 8.4, 8.5, 8.15, 8.18, 8.20 and 8.21 shall survive such termination); provided, however, that if this Agreement is terminated by a party because of a breach of this Agreement by the other party or because one or more conditions to the terminating party's obligations under this Agreement are not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the right of the terminated party to pursue all the remedies provided for herein, separately or simultaneously, shall survive such termination unimpaired.

     8.2  BROKERS' AND FINDERS' FEES
          --------------------------

               (a) Seller represents and warrants to Purchaser that all negotiations relative to this Agreement have been carried on by Seller directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold harmless Purchaser against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Seller's dealings, arrangements or agreement with any such person.

               (b) Purchaser represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, with the exception of the parties identified in Schedule 8.2; and Purchaser agrees to indemnify and hold
                   ------------
     harmless Seller against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Purchaser's dealings, arrangements or agreements with the parties identified in Schedule 8.2 or any other such person.
                   ------------

     8.3  SALES, TRANSFER AND DOCUMENTARY TAXES, ETC.  Seller shall pay all
          -------------------------------------------
federal, state and local sales, documentary or other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith by Seller to Purchaser whether imposed by law on Seller or Purchaser and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith. Purchaser shall pay any and all recording costs (except as payable by Seller under the preceding sentence) due as a result of recording closing documents in connection with this transaction and federal, state and local documentary and other taxes, if any, due as a result of or in connection with any loan financing obtained by Purchaser, whether imposed by law on Seller or Purchaser, and Purchaser shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment or failure to pay any such taxes or fees or the filing or failure to file any reports required in connection therewith. Seller and Purchaser agree to complete, execute and deliver such certificates, returns, statements and other forms (including, without limitation, resale exemption certificates and no-tax due statements under Missouri law) necessary or convenient to the transfer of the Assets in accordance with this Agreement).

     8.4  EXPENSE.  Except as provided in Section 8.5 hereof, whether or not the
          -------
transactions contemplated herein are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     8.5  ADDITIONAL EXPENSES.  Whether the transactions contemplated hereby
          -------------------
close or not, Purchaser shall pay for all fees, costs and expenses related to title examinations, title commitments, title policies, surveys, VISTA or similar database searches in connection with environmental matters, the cost of any Phase I environmental reports, or any other due diligence matters requested by the Purchaser or its lender.

     8.6  CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC. This Agreement sets
          -----------------------------------------------
forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

     8.7  ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by
          -----------------------------
either party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser, but shall not be construed as conferring any rights on any other person.

    8.8   WAIVER.  Any term or provision of this Agreement may be waived at any
          ------
time by the party entitled to the benefit thereof by a written instrument duly executed by such party .

     8.9  NOTICES.  Any notice, request, demand, waiver, consent, approval or
          -------
other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or by national overnight courier, sent by telegram or facsimile, or sent via registered or certified mail, postage prepaid, as follows:

          If to Purchaser, to:

               Atlanta Franchise Development Company, LLC
               c/o Sales, Goodloe & Golden
               303 Peachtree Street, N.E.
               Suite 4320
               Atlanta, Georgia 30308
               Attention:  Mr. Dwayne E. Heard
               ----------
                           President and Chief Executive Officer

               and
                           Raymond A. Sales, Esq.
                           Executive Vice President and General Counsel

          With a required copy to:

               Powell, Goldstein, Frazer & Murphy LLP
               Sixteenth Floor
               191 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               (404) 572-6600
               Attention: David S. Baker, Esq.
               -----------

          If to Seller, to:

               AFC Enterprises, Inc.
               6 Concourse Parkway
               Suite 1700
               Atlanta, Georgia 30328
               Attention:  Samuel N. Frankel, Esq.
               ----------
                           Executive Vice President
                           and General Counsel

               and         William H. Mathieu, Esq.
                           Corporate Counsel

               and         Robert W. Thomason
                           Vice President--Assets Management

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date actually delivered, or two business days after it is mailed.

     8.10  LAW TO GOVERN. This Agreement shall be governed by and interpreted
           -------------
and enforced in accordance with the laws of the State of Georgia.

     8.11  CONSTRUCTION. All headings contained in this Agreement are for
           ------------
convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     8.12  SCHEDULES AND EXHIBITS. All Exhibits and Schedules referred to
           ----------------------
herein are intended to be and hereby are specifically made a part of this Agreement.

     8.13  SEVERABILITY. Any provision of this Agreement which is invalid or
           ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.14  COUNTERPARTS. This Agreement may be executed in any number of
           ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     8.15  CONFIDENTIALITY, PUBLICITY, PRESS RELEASES. Seller and Purchaser
           ------------------------------------------
agree that all information and documentation exchanged between them, except for such information and documentation as they may receive from a third party other than a representative, agent, employee, attorney, accountant, consultant or investment banker of Seller or Purchaser, is and shall remain confidential and shall not be disclosed to any other party without the prior written consent of Seller or Purchaser, as applicable, or as otherwise required by law, unless (i) such information is already known to such party and to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. This confidentiality provision is in addition to and not in lieu of any other confidentiality agreement between the parties. To the extent this
Section 8.15 conflicts with any similar provisions in the Franchise Agreements, the provisions of the Franchise Agreements shall supersede and control to the extent of such conflict.

     8.16  ENTIRE AGREEMENT. This Agreement, the Exhibits hereto and the
           ----------------
certificates, Schedules and other documents delivered pursuant hereto or incorporated by reference herein contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto. Any amendment to or modification of this Agreement must be in writing and signed by the party claimed to be bound.

     8.17  ADDITIONAL DOCUMENTS. The parties hereto will at any time after the
           --------------------
date hereof sign, execute, and deliver, or cause others so to do, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the transactions contemplated by this Agreement.

     8.18  ARBITRATION
           -----------

                 (a) All disputes under this Agreement arising prior to (but not after) Closing shall be settled by arbitration in Atlanta, Georgia, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by either Seller or Purchaser giving written notice to each other that such dispute has been referred to arbitration under this Section 8.18. The arbitrator shall be selected by the joint agreement of Seller and Purchaser, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if, in the opinion of the arbitrator, a party has raised an unreasonable claim, defense or objection, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

               (b) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 8.18 shall prevent the parties from settling any dispute by mutual agreement at any time.

     8.19  SURVIVAL. The provisions of Sections 1.3.1, 2.4, 3.3 (including,
           --------
without limitation, the Sections specified therein as surviving Closing), 4.1.12, 4.1.13, 4.1.14, 4.3, 7.1, 7.2, 7.3, 7.4, 7.5, 8.1, 8.2, 8.3, 8.4, 8.5,
8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16 and 8.17, together with the provisions of Articles 6 and (subject to the terms of Article 9) 9, shall survive Closing of this Agreement, and all other provisions of this Agreement shall not survive such Closing. The provisions of Sections 4.1.12, 4.1.13, 4.3, 8.1, 8.2, 8.4, 8.5, 8.15 and 8.18 shall survive the termination of this Agreement.

     8.20  SELLER'S REMEDIES. If this Agreement is terminated by Seller pursuant
           -----------------
to Section 8.1(d), all conditions to the obligations of Purchaser under this Agreement have been satisfied, and Seller is not in default hereunder, Seller may, at its election, pursue any and all remedies available to Seller at law or in equity (including, without limitation, the specific performance of Purchaser's obligations under this Agreement).

     8.21 PURCHASER'S REMEDIES. If this Agreement is terminated by Purchaser
          --------------------
pursuant to Section 8.1(c), all conditions to the obligations of Seller under this Agreement have been satisfied, and Purchaser is not in default hereunder, then Purchaser shall be entitled to pursue, in the alternative and at Purchaser's election, either (i) a decree of specific performance, or (ii) an award of liquidated and agreed damages in the amount of $700,000. Purchaser and Seller agree and acknowledge that it would be difficult or impossible to ascertain the actual damages suffered by Purchaser under the circumstances described in this Section, and that such liquidated damages are not and shall not be deemed a penalty, but are a reasonable estimate of such damages under applicable provisions of law. Purchaser agrees that the remedies set forth in this Section shall be Purchaser's sole recourse in such event, the Purchaser hereby waiving all other rights and remedies it may have hereunder, or at law or in equity.

                                  ARTICLE  9
                             ENVIRONMENTAL MATTERS

     Notwithstanding anything to the contrary in this Agreement, or otherwise, this Article shall constitute the sole and entire agreement of the parties with respect to the transactions contemplated by this Agreement as to environmental matters of any kind or nature whatsoever. The provisions of this Article are expressly in lieu of any other rights and remedies available under Applicable Environmental Laws or otherwise, Purchaser and Purchaser's lender ("Purchaser's Lender") hereby waiving such other rights and remedies. This preamble shall survive Closing.

     9.1  DEFINITIONS AND CLARIFICATIONS.
          ------------------------------

          9.1.1  APPLICABLE ENVIRONMENTAL LAWS.  As used in this Agreement, the
                 -----------------------------
term "Applicable Environmental Laws" or "Applicable Environmental Law" shall mean collectively and singly (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, (c) Federal Water Pollution Control Act, (d) any and all amendments thereto and regulations issued pursuant thereto, and (e) any and all other federal, state, county, city, or municipal environmental laws, rules, regulations, orders or ordinances at any time directly applicable to any of the Restaurants.

         9.1.2  HAZARDOUS MATERIALS.  "Hazardous Materials" shall mean any
                -------------------
substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste" or "solid waste", or otherwise classified as hazardous or toxic, pursuant to any Applicable Environmental Law; or which contains any regulated amounts of polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, or motor fuel or other petroleum hydrocarbons.

          9.1.3  PRIOR USE RESTAURANTS.  As used in this Agreement, the term
                 ---------------------
"Prior Use Restaurants" or "Prior Use Restaurant" shall mean collectively and singly those Restaurants listed in Exhibit "H", attached hereto and incorporated
                                   ----------
by reference herein, as to which Seller in the course of review of its legal files, or from its operating experience on an ad hoc basis, or from testing at the site, has determined (a) there is likelihood that such Restaurants were used by a prior owner or prior lessee for an environmentally-sensitive purpose such as a gas station or dry cleaner, or (b) such Restaurants are located adjacent to and abutting another property and there is likelihood that such property adjacent to and abutting such Restaurants was used for such an environmentally-sensitive purpose. Prior Use Restaurants shall also include Restaurants that, as a result of Purchaser's or Purchaser's Lender's due diligence, are determined to be sites that meet the requirements of subparts (a) or (b) of this Section, in the opinion of Seller. The Prior Use Restaurants shall be divided into two categories: the Leased Prior Use Restaurants leased by Seller shall be the "LPUR" sites, singly or collectively, as context requires, and the fee-owned Prior Use Restaurants owned in fee by the Seller shall be the "FPUR" sites, singly or collectively, as context requires.

          9.1.4  [INTENTIONALLY OMITTED]

          9.1.5  [INTENTIONALLY OMITTED]

          9.1.6  PURCHASER'S LENDER.  Provided that the Purchaser's Lender shall
                 ------------------
execute appropriate documents as Seller may reasonably require to confirm the Purchaser's Lender's agreement to the provisions of this Article 9, the definitions, statements, representations, warranties, agreements, covenants and indemnities herein shall be deemed to benefit the Purchaser's Lender, and the Purchaser's Lender, by accepting such benefit, shall be bound by same.

          9.1.7  CAP PRICE. The "Cap Price" for each Excluded Restaurant is set
                 ---------
forth in the attached Schedule 9.1.7.
                      --------------

          9.1.8  DUE INQUIRY. For purposes hereof, the term "due inquiry", with
                 -----------
respect to Seller's inquiry into the environmental condition of the Restaurants, means that the Corporate-Counsel Real Estate, and Vice President of Assets Management, and their staffs, have reviewed the legal files held at the Seller's corporate office, and have made verbal inquiry to the Church's Director of Construction, regarding the matter as to which a "Due Inquiry" standard is applied in this Article.

          9.1.9  INTENTIONALLY DELETED.
                 ---------------------

          9.1.10 SURVIVAL. This Section 9.1 shall survive Closing.
                 --------

      9.2 EXCLUDED RESTAURANTS.
          --------------------

          9.2.1  SELLER'S REPRESENTATION, WARRANTY, COVENANT AND AGREEMENT. As
                 ---------------------------------------------------------
to any of the Restaurants that are not Prior Use Restaurants (the "Excluded Restaurants"), Seller hereby represents and warrants to Purchaser that to the best of actual knowledge of its Corporate Counsel-Real Estate, and its Vice President of Assets Management, after Due Inquiry, as of the date hereof and as of Closing, that (a) Seller has not discharged on, in, at or under the Excluded Restaurants from its operations on the Excluded Restaurants any Hazardous Materials so as to create any liability for Seller or Purchaser, (b) Seller has not received from applicable governmental entities any written notice of any potential liability or violation of Applicable Environmental Laws at any of the Excluded Restaurants, and (c) none of the Excluded Restaurants are in violation of any Applicable Environmental Laws. If Seller's Corporate Counsel-Real Estate or its Vice President of Assets Management receives written actual notice of any material exceptions to the representations and warranties of this section between the date hereof and Closing, then it will give notice of same to Purchaser.

          9.2.2  INDEMNITY BY SELLER. Seller hereby agrees to indemnify
                 -------------------
Purchaser and defend and hold Purchaser harmless from and against any and all causes of action, claims, damages, demands, liabilities, losses, obligations, costs or expenses suffered or incurred by Purchaser as a result of any breach of the representations, warranties, covenants and agreements set forth in Section
9.2.1 above (as the same may be updated or modified at any time before Closing) and Seller shall have no liability under this Section 9.2 or otherwise for any violation by any Excluded Restaurants of any Applicable Environmental Laws absent a breach by Seller of Section 9.2.1. Seller's liability hereunder as to any particular Excluded Restaurant, no matter how many indemnifiable matters may arise concerning such Excluded Restaurant, shall in no event exceed the Cap Price for such Excluded Restaurant. The foregoing indemnity shall include, but not be limited to, (a) any closure, excavation or other remedial obligations imposed under any Applicable Environmental Laws, and (b) any reasonable attorneys' fees and court costs actually incurred by Purchaser in connection with any of the foregoing. If any action or proceeding is brought against Purchaser which is the subject of the indemnities set forth above, then such party shall notify the Seller in writing and the Seller shall defend such action or proceeding at its own expense by or through attorneys of its own choosing. If Seller fails or refuses to defend Purchaser pursuant to this indemnity, then Purchaser may defend itself with counsel of its own choosing, and, without limiting its other remedies, seek reimbursement from Seller of the cost of such defense.

          9.2.3  SURVIVAL. Sections 9.2.1 and 9.2.2 shall survive Closing and
                 --------
shall apply only to claims arising and as to which demand is actually made during the two years following Closing.

     9.3  PRIOR USE RESTAURANTS.
          ---------------------

          9.3.1  [INTENTIONALLY OMITTED]

          9.3.2  LEASING OF FPUR: SUBLEASE OF LPUR. At Closing, Seller shall
                 ---------------------------------
lease to Purchaser, and Purchaser shall lease from Seller, the land for each FPUR pursuant to Seller's redevelopment form triple net lease (the "FPUR Leases"), the form of which is attached hereto as Exhibit "I". The term of each
                                                  -----------
such lease shall be 15 years, with three, five year renewal options, and the rental rate for each FPUR is included in a schedule forming part of Exhibit
                                                                    -------
"I". At Closing, Seller shall convey by limited warranty deed the improvements
---
on the FPUR, with a reversionary interest upon expiration or termination of the FPUR Lease. At Closing, Seller shall sublease any LPUR to Purchaser using a sublease substantially similar to the form of FPUR Lease, the term and minimum rental of which sublease shall "flow through" from the prime lease.

          9.3.3  CLOSURE OF PRIOR USE RESTAURANTS. If a FPUR or LPUR must be
                 --------------------------------
closed for the environmental reasons detailed more fully in Section XXVII of the Franchise Agreements, then the FPUR Lease or LPUR Lease (sublease) as to such Prior Use Site may be terminated by the Purchaser, and the franchise relocated, all as detailed more fully in said Section XXVII. Upon the opening for business of such relocated Restaurant, Seller shall reimburse Purchaser for the depreciated cost (using a 10 year level depreciation schedule) of the improvements for such closed Restaurant (which cost as of the Closing Date is set forth on the attached Schedule 9.3.3; LPUR [subleased] sites will have a
                          --------------
zero value because title to the improvements will not transfer to the Purchaser), plus the cost of any capital improvements made by Purchaser to such closed Restaurant subsequent to Closing which are not movable by Purchaser, with such depreciated costs being determined at the time such Restaurant is closed.

          9.3.4  [INTENTIONALLY OMITTED]

          9.3.5  SURVIVAL. Section 9.3 shall survive Closing.
                 --------

     9.4  LITIGATION AND ADMINISTRATIVE PROCEEDINGS AND THE INDEMNITY CAPS.
          ----------------------------------------------------------------
If Seller is defending Purchaser pursuant to the indemnities in Section 9.2.2 and Seller's liability cap as to such matter is reached, Seller will nevertheless cooperate at its own expense, notwithstanding such cap amount, with Purchaser and its counsel to endeavor to effect a smooth transition of the defense of such matter and avoid prejudice to Purchaser's rights, and after such transition, Seller agrees to cooperate reasonably in Purchaser's prosecution of such defense so long as Seller is reimbursed by Purchaser for its reasonable out-of-pocket costs incurred as a result of such cooperation. This Section shall survive Closing.

     9.5  PRE-CONDITIONS TO SELLER'S OBLIGATIONS. Seller shall have no
          ---------------------------------------
obligation under any indemnity or otherwise under this Agreement for any claims (how and by whomever brought), loss or damage arising from (a) Purchaser's exacerbation, to the extent of such exacerbation, through negligence or willful act, of a violation or alleged violation of Applicable Environmental Laws, or the physical conditions giving rise to such matters existing at or prior to Closing, (b) Purchaser's discovery of a violation or alleged violation of Applicable Environmental Laws at any Restaurant and its failure to report it in writing to Seller by that time period necessary to avoid prejudicing Seller's ability to successfully defend such matter, (c) Purchaser's being served by a written notice of a lawsuit, administrative proceeding, or similar matter, and Purchaser's failure to give written notice of such matter to the Seller in writing by the earlier of (i) 30 days after receipt of such notice, or (ii) that time period necessary to avoid prejudicing the Seller's ability to successfully defend such matter, and (d) any violation or alleged violation of Applicable Environmental Laws, or the physical conditions giving rise to such matters, whether latent or otherwise, occurring after Closing. Subpart (a) of this section shall be deemed to include any invasive construction, or pre-construction, activities performed by or on behalf of Purchaser, or with Purchaser's consent, or by or on behalf of any public or quasi-public entity, without first having performed a magnetic resonance or ground-penetrating radar search of the applicable Prior Use Site to reduce the likelihood of contacting any buried objects during such construction or pre-construction activities. Throughout the term of the FPUR Lease or LPUR sublease with respect to each Prior Use Restaurant, Purchaser shall neither perform nor allow to be performed any invasive environmental site assessment activity of any such Restaurants without the prior written consent of Seller, which Seller shall not unreasonably withhold but which Seller may condition upon its review and approval of the proposed site assessment activity and procedures. This Section shall survive Closing.

     9.6  DISCLOSURE.  Seller, to the best knowledge of its Corporate Counsel-
          ----------
Real Estate and its Vice President of Assets Management, represents and warrants that it has made available to Purchaser or its representatives its legal files as they relate to environmental matters, which constitutes Seller's complete record of any material information pertaining to such matters. This provision shall not survive Closing.

     9.7  TIME PERIODS.  All time periods and deadlines in this Article 9 are
          ------------
absolute. No tolling, extensions, or other adjustment to such time periods or deadlines may be made for any reason, including, without limitation, latency of environmental conditions, professional incompetence or ineffectiveness, the inability of existing technology to discover environmental conditions, or subsequent change in Applicable Environmental Laws. This provision shall survive Closing.

     9.8  AGGREGATE INDEMNIFICATION LIMITATION. For purposes of Section 9.2.2,
          ------------------------------------
Seller shall have no obligation to make payments or incur third party out of pocket expenses under such Sections to the extent such payments or expenses, together with any payments or expenses of

Seller under Article 6, would exceed in the aggregate the Purchase Price. This provision shall survive Closing.


                        [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the date first above written.

ATTEST:                                    AFC ENTERPRISES, INC. f/k/a
                                           AMERICA'S FAVORITE CHICKEN COMPANY

By: /s/                                    By: /s/                        (SEAL)
   -------------------------------            ----------------------------
Name:                                      Name:
     _____________________________              __________________________
As its                                     As its
      ____________________________               _________________________

         [CORPORATE SEAL]                            [CORPORATE SEAL]



ATTEST:                                    ATLANTA FRANCHISE
                                           DEVELOPMENT COMPANY, LLC
                                           By:  E E Urban Management, LLC
                                                Manager


By: /s/                                    By: /s/                        (SEAL)
   -------------------------------            ----------------------------
Name:                                      Name:
     _____________________________              __________________________
As its                                     As its
      ____________________________               _________________________

          INDEX TO EXHIBITS AND SCHEDULES
          -------------------------------


   Exhibit "A"            List of Restaurants
   Exhibit "B"            Form of Franchise Agreement
   Exhibit "C"            Form of Development Agreement
   Exhibit "D"            Form of Warrant
   Exhibit "E"            Designs For Reimaging
   Exhibit "F"            Form of POS System Agreement
   Exhibit "G"            401(k) Transfer Agreement
   Exhibit "H"            Prior Use Restaurants
   Exhibit "I"            Form of FPUR Lease


   Schedule #             Schedule Topic
   ----------             --------------

   1.1.1(a)               Asset Ledger
   1.1.l(b)               Leased and Owned Restaurants
   1.1.1(g)               List of Contracts
   1.3.5                  Allocation of Purchase Price
   1.4.2                  Excluded Liabilities
   3.1                    Seller's Knowledge Parties
   3.1.4                  Conflicts and Consents
   3.1.6                  Operating Statements
   3.1.8                  Taxes
   3.1.10                 Existing Condition
   3.1.11                 Permitted Liens
   3.1.12                 Leased Personal Property
   3.1.15                 Litigation
   3.1.17                 Extraordinary Contracts or Commitment
   3.1.18                 Managerial Employees and Restaurant Names
   3.1.20                 Employee Benefit Matters
   3.1.21(c)              Identification of Leases
   3.1.21(g)              Eminent Domain
   3.2.1                  List of Purchasers, Members and Managers
   3.2.3                  Conflicts and Consents of Purchaser
   3.2.5                  Purchaser's Financials and Payments
   3.2.6                  Actions and Investigations Regarding Purchaser
   5.1.5                  Consents and Approvals Required for Closing
   7.1                    Non-Hired Employees (List by Restaurant)
   8.2                    Brokers
   9.1.7                  Cap Prices
   9.3.3                  Improvements Cost